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                             Stock Option Plan for
                         Henry I. Boreen as Interim CEO

1.   Purpose.  The purpose of this plan is to provide compensation to Henry I.
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     Boreen for his services as interim CEO as adopted and approved by the board of directors of Integrated Circuit Systems, Inc. (the "Company") on September 3, 1996.

2.   Grant.  As approved by the board Mr. Boreen will be granted an option to
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     purchase 75,000 shares of the Company's common stock at the closing price as reported on the NASDAQ interdealer quotation system on September 3, 1996, the date of this grant. Such grant is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code.

3.   Vesting.  Such option shall vest in six installments, with the first such
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     installment of 25,000 shares vesting immediately, and the remainder vesting in equal installments of 5000 shares on the monthly anniversary of the grant date over the immediately following ten month period.

4.   Exercise of Options.  The period during which options shall be exercisable
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     shall be five years after the date of grant. Subject to the foregoing, options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance determine, which restrictions and conditions need not be the same for all options.

5.   Payment of Option Price.  No shares of Common Stock shall be issued upon
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     exercise of an option until  full payment of the option price therefor has been made. To the extent permitted by the Committee, payment of the option price may be made: (i) in cash; (ii) by exchange of Common Stock valued at its Fair Market Value on the date of exercise; (iii) by requesting that the Company withhold from the number of shares of Common Stock otherwise issuable upon exercise of the option that number of shares of Common Stock having an aggregate fair market value on the date of exercise (the difference between the exercise price and the fair market value on the date of exercise) equal to the exercise price for all of the shares of Common Stock as to which the option is being exercised; (iv) by means of a brokers' cashless exercise procedure; or (v) by any combination of the foregoing. Where payment of the option price is to be made with shares of Common Stock acquired under any compensation plan of the Company, such shares will not be accepted as payment unless the optionee has acquired such shares at least six months prior to such payment.

6.   Rights of Shareholders.  Neither an optionee nor his or her legal
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     representatives or beneficiaries shall have any of the rights of a shareholder with respect to any shares subject to any option until such shares shall have been issued upon the proper exercise of such option.

7.   Non-Transferability of Options.  No option may be sold, transferred,
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     pledged, assigned or otherwise alienated or hypothecated otherwise than by will or by the laws of descent and distribution or, with respect to non-qualified stock options, pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income
     Security Act, or the rules thereunder. Except as otherwise specifically provided herein, all options granted to an optionee under the Plan shall be exercisable during the lifetime of such optionee only by such optionee.
     When an optionee dies, the personal representative or other person entitled to succeed to the rights of the optionee (the "Successor Optionee") may exercise such rights, subject to furnishing to the Company proof satisfactory to the Company of his or her right to receive the option under optionee's will or under the applicable laws of descent and distribution.
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8.   Termination of Employment or Service of Optionee.  Subject to the condition
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that no option shall be exercisable after the expiration of the period fixed by the Committee in accordance with Section 4 hereof:

     8.1 In the event that Mr. Boreen ceases to be an employee or advisor of the Company or its Subsidiaries by reason of a discharge for cause or a voluntary separation of the optionee from the Company without the consent of the Company or its subsidiary, any options granted to such optionee under the Plan shall terminate immediately, unless the Committee shall otherwise determine.

     8.2 In the event that an optionee shall die while employed by the Company or while serving as an advisor or within three months after (I) termination of employment or service of an optionee due to disability or (ii) retirement of an optionee who is an employee on the employee's Retirement Date, any option granted to such optionee under the Plan shall be exercisable to the extent then exercisable or on such accelerated basis as the Committee may determine, by his successor in interest, within one year after the death of the optionee, unless the Committee shall otherwise determine.

     8.3 In the event that the employment or service of the optionee terminates for any reason (other than as described in Section 8.1 or Section 8.2), including due to disability (within the meaning of Code Section 422(e)(3)) and, with respect to an employee, retirement on the employee's Retirement Date (as hereinafter defined), any option granted to such optionee under the Plan shall be exercisable to the extent then exercisable or on such accelerated basis as the Committee may determine, within a period of three months after such termination, unless the Committee shall otherwise determine.

     8.4 For purposes of this Section 8, "Retirement Date" shall mean any date an employee is otherwise entitled to retire under the Company's retirement plans and shall include normal retirement at age 65, early retirement at age 62 and retirement at age 60 after 30 years of service.

9.   Rights of Employees.  Nothing in the Plan shall interfere with or limit in
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     any way the right of the Company or any subsidiary to terminate any optionee's employment or service for the Company at any time, nor confer upon any optionee any right to continue in the employ or service of the Company or any subsidiary. No optionee shall have the right to be selected as an optionee, or having been so selected, to be selected again as an optionee.

10.  Adjustments in Shares Subject to Plan.  If the Company shall at any time
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     change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividend or stock split), the total number of shares available under the Plan, hereof, and the number and price of shares of Common Stock subject to outstanding options, shall be adjusted so that the aggregate consideration payable to the Company and the value of each option shall not be changed. If, during the term of any option granted under this Plan, the Common Stock shall be changed into another kind of stock or into securities of another corporation, whether as a result of a reorganization, recapitalization, sale, merger, consolidation, or other similar transaction, or if additional rights shall be offered with respect to the Common Stock, the Board shall cause adequate provision to be made so that the optionees shall thereafter be entitled to receive, upon the due exercise or any outstanding options, the securities or rights that the optionees would have been entitled to receive had they owned the Common Stock acquired on the exercise of such options on the effective date of any such transaction.

11.  Additional Restrictions.  All options shall be subject to and shall contain
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     such provisions, limitations and restrictions as may be required on the date of grant to permit the grant of the options to comply with or qualify for the exemptions with respect to grants of options and stock provided by regulations under Section 16 of the Exchange Act and other
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     applicable provisions of federal and state securities laws, and to satisfy the requirements of other applicable regulatory authorities.

12.  Compliance with Rule 16b-3.  With respect to persons subject to Section 16
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     of the Exchange Act, transactions under this plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

14.  Substitution of Options in a Merger, Consolidation or Share Exchange.  In
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     the event that the Company becomes a party to a merger, consolidation or share exchange (a "Business Combination") and in connection therewith substitutes options under the Plan for options of another party to such Business Combination, notwithstanding the provisions of the Plan, the terms of such substituted options may have the same terms and conditions (provided that the number of shares issuable and the exercise prices are adjusted in accordance with the terms of the Business Combination) as the former options of such other party to the Business Combination, provided, however, that the exercise price of the options to be granted under the Plan shall be lawful consideration as determined by the Committee.